UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 25, 2011, the Board of Directors of Post Properties, Inc. appointed Donald Wood to the Board of Directors. There are no arrangements between Mr. Wood and any other person pursuant to which Mr. Wood was selected as director. We expect that Mr. Wood will initially serve on the Strategic Planning and Investment Committee. A copy of the press release announcing the appointment of Mr. Wood is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr. Wood, age 50, has been the President and Chief Executive Officer of Federal Realty Investment Trust since January 2003, and prior to that time, served in various officer positions with Federal, including President and Chief Operating Officer (from 2001 to 2003), Senior Vice President and Chief Operating Officer (from 2000 to 2001), Senior Vice President-Chief Operating Officer and Chief Financial Officer (from 1999 to 2000) and Senior Vice President-Treasurer and Chief Financial Officer (from 1998 to 1999).

We and Street Retail, Inc., a wholly-owned subsidiary of Federal, entered into an agreement related to our Pentagon Row property in June 1999 pursuant to which we agreed to pay Street Retail an annual support fee for certain support easements granted from Street Retail to us in connection with the Pentagon Row mixed use project, which we developed jointly with Street Retail. In November 2010, in connection with the resolution of the lawsuit filed by us and Street Retail against Vornado Realty Trust and related entities for breach of contract relating to the Pentagon Row project, we paid to Vornado, on behalf of Street Retail, a one-time payment of $2.5 million. The one-time payment was compensation to Street Retail for all future support fees that would otherwise have been payable under the original June 1999 agreement. In addition, pursuant to the terms of the original agreement, we reimburse Street Retail on an ongoing basis for certain ordinary-course operating expenses related to the Pentagon Row project. Mr. Wood has not received and is not expected to receive any compensation from Federal in connection with these transactions. We own and operate the residential portion of the Pentagon Row mixed use project and Street Retail owns and operates the retail portion of the project and neither of us has any direct or indirect economic interest in the portion of the project operated by the other party.

In connection with his service on the Board of Directors, Mr. Wood will enter into an Indemnification Agreement with us, a form of which was previously filed as Exhibit 10.2 to the Company’s Form 8-K filed on October 22, 2008.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2011

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2011

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert
David P. Stockert President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.